Exhibit 99.1

FOR IMMEDIATE RELEASE

Harmonic Announces First Quarter 2026 Results

Broadband revenue increased 43% year over year, including 78% growth in Rest-of-Market

Company raises full-year outlook to reflect Broadband revenue of $475 million - $495 million

Sale of Video business progressing as planned, expected to close in the second quarter

SAN JOSE, California, May 11, 2026 - Harmonic Inc. (Nasdaq: HLIT) today announced its unaudited results for the first quarter ended April 3, 2026.

“Our first quarter represents a strong start to the year driven by 43% year over year growth in Broadband revenue, including 78% growth in Rest-of-Market revenue,” said Nimrod Ben-Natan, president and chief executive officer of Harmonic. “Given our continued momentum, robust bookings and record backlog, we are raising our full-year 2026 outlook to reflect Broadband revenue between $475 million to $495 million.”

Financial and Business Highlights

Total Company Financial Results

	Q1 2026
	GAAP	Non-GAAP
	(Unaudited, in millions, except per share data)
Net revenue	$171.8	$	n/a
Operating profit	17.7		31.5
Net income per share	$0.07		$0.21

Continuing Operations Financial Results - Broadband

	Q1 2026
	GAAP	Non-GAAP
	(Unaudited, in millions, except per share data)
Net revenue	$121.7	$	n/a
Operating profit (1)	20.4		26.0
Net income per share (1)	$0.10		$0.17
•
Backlog and deferred revenue of $582.1 million, an increase of 87%, compared to $311.7 million last year
•
Cash: $109.0 million at April 3, 2026, compared to $124.1 million at December 31, 2025
•
Repurchased approximately 4.2 million shares of common stock for $43.0 million in Q1

Continuing Operations Business Highlights - Broadband1

•
Commercially deployed our cOS™ solution with 150 customers, serving 45.7 million cable modems, with ongoing expansion across all tier-1 accounts and new customer wins
•
Rest-of-Market bookings exceeded 50% of total Q1 bookings, reflecting meaningful progress in customer diversification
•
Secured additional DOCSIS 4.0 customer wins and deployments, with a growing pipeline
•
Achieved multiple fiber wins, including several international providers, with fiber products representing over 14% of Appliance and Integration revenue during the past year

(1) Includes approximately $2.3 million of stranded costs associated with the Video divestiture for Q1 2026.

Discontinued Operations - Video Business

The results of the Company's Video Business are presented as held-for-sale and discontinued operations in its condensed consolidated statements of operations and condensed consolidated balance sheets for all periods presented in this press release. As previously announced, on December 8, 2025, the Company entered into a Put Option Agreement to sell its Video business to Leone Media Inc. (d/b/a MediaKind) (the “Buyer”) for a purchase price of $145 million in cash (the "Disposition"). The purchase price is subject to a potential adjustment based on the amount, on the date the Disposition is consummated, of net working capital of the Video business, the cash and debt of the entities to be sold in the Disposition, as well as the amount of specified selling expenses. As such, and unless stated otherwise, all results presented in the following table reflect those of continuing operations.

The French employee works council consultation process was completed on March 12, 2026. On March 16, 2026, the Company delivered a notice of intent to exercise the Put Option to the Buyer requesting that Buyer execute that certain Asset Purchase Agreement (the “APA”) on March 20, 2026 and both the Buyer and the Company executed the APA on March 20, 2026. The Buyer’s and the Company’s obligation to complete the Disposition is subject to certain conditions under the APA, including customary regulatory approvals. The APA includes certain representations, warranties, and covenants of the parties thereto, including an agreement of the Company not to compete with the Business for three years following the closing date as set forth in the APA. In addition, the Company and the Buyer have agreed to indemnify each other for certain losses arising under the APA. The APA also provides that either the Buyer or Company have the right to terminate the APA in the event that the closing conditions have not been satisfied by June 8, 2026, subject to automatic extension to September 8, 2026, in the event of certain closing conditions remaining unsatisfied as of the earlier date. The Disposition is expected to close in the second quarter of 2026.

Select Financial Information from Continuing Operations - Broadband2

	GAAP			Non-GAAP
Key Financial Results	Q1 2026	Q4 2025	Q1 2025	Q1 2026	Q4 2025	Q1 2025
	(Unaudited, in millions, except per share data)
Net revenue	$121.7	$98.2	$84.9	n/a	n/a	n/a
Operating profit (1)	$20.4	$3.8	$7.0	$26.0	$9.6	$12.1
Net income per share	$0.10	$0.00	$0.02	$0.17	$0.06	$0.07

Other Financial Information	Q1 2026	Q4 2025	Q1 2025
	(Unaudited, in millions)
Bookings for the quarter	$115.9	$346.9	$72.9
Backlog and deferred revenue as of quarter end	$582.1	$573.8	$311.7
Cash and cash equivalents as of quarter end	$109.0	$124.1	$148.7

Explanations regarding our use of Non-GAAP financial measures and related definitions, and reconciliations of our GAAP and Non-GAAP measures, are provided in the sections below entitled “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations.”

(1) Includes stranded costs of approximately $2.3 million in Q1 2026, $3.0 million in Q4 2025, and $2.0 million in Q1 2025.

GAAP Financial Guidance for Continuing Operations - Broadband

	Q2 2026 GAAP Financial Guidance (1)
(Unaudited, in millions, except percentages and per share data)	Low	High
Net revenue	$115	$125
Gross margin % (2)	52.0%	53.0%
Operating profit (3)	$18	$23
Tax rate	33.0%	33.0%
Net income per share	$0.10	$0.14
Shares (4)	109.1	109.1

	2026 GAAP Financial Guidance (1)
(Unaudited, in millions, except percentages and per share data)	Low	High
Net revenue	$475	$495
Gross margin % (2)	49.9%	51.3%
Operating profit (3)	$64	$78
Tax rate	33.0%	33.0%
Net income per share	$0.36	$0.45
Shares (4)	110.0	110.0

Non-GAAP Financial Guidance for Continuing Operations - Broadband3

	Q2 2026 Non-GAAP Financial Guidance (1)
(Unaudited, in millions, except percentages and per share data)	Low	High
Gross margin %	52.0%	53.0%
Gross profit (2)	$60	$66
Operating profit (3)	$23	$28
Tax rate	24.5%	24.5%
Net income per share	$0.15	$0.19
Shares (4)	109.1	109.1

	2026 Non-GAAP Financial Guidance (1)
(Unaudited, in millions, except percentages and per share data)	Low	High
Gross margin %	50.0%	51.5%
Gross profit (2)	$238	$255
Operating profit (3)	$87	$101
Tax rate	24.5%	24.5%
Net income per share	$0.57	$0.67
Shares (4)	110.0	110.0

(1) Refer to “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations on Financial Guidance” below. Components may not sum to total due to rounding.

(2) Includes approximately $0.6 million and $2.3 million of estimated tariff impacts for Q2 and FY 2026, respectively.

(3) Includes approximately $2.3 million and $10.0 million of stranded costs associated with the Video divestiture for Q2 and FY 2026, respectively.

(4) Diluted shares assumes stock price at $9.91 (Q1 2026 average price).

Conference Call Information

Harmonic will host a conference call to discuss its financial results at 2:00 p.m. PT (5:00 p.m. ET) on Monday, May 11, 2026. The live webcast will be available on the Harmonic Investor Relations website at http://investor.harmonicinc.com. To participate via telephone, please register in advance using this link, https://register-conf.media-server.com/register/BIc5a3d9e206d54fe09fc0dbcd12efe1cb. A replay will be available after 5:00 p.m. PT on the same website.

About Harmonic Inc.

Harmonic (Nasdaq: HLIT), the worldwide leader in virtualized broadband and video delivery solutions, enables media companies and service providers to deliver ultra-high-quality video streaming and broadcast services to consumers globally. The company revolutionized broadband networking via the industry’s first virtualized broadband solution, enabling operators to more flexibly deploy gigabit internet service to consumers’ homes and mobile devices. Whether simplifying OTT video delivery via innovative cloud and software platforms, or powering the delivery of gigabit internet services, Harmonic is changing the way media companies and service providers monetize live and on-demand content on every screen. More information is available at www.harmonicinc.com.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements related to the timing of the pending sale of our Video business and anticipated benefits of the proposed transaction, and our expectations regarding: net revenue, gross margins, operating expenses, operating income (loss), tax expense and tax rate, and net income (loss) per diluted share. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, but are not limited to, in no particular order, the following: the possibility that the pending sale of the Video business does not close due to closing conditions not being fulfilled; the pending transaction encounters unanticipated delays or is postponed or cancelled due to a material adverse event or change; anticipated benefits for Harmonic as a result of the pending transaction do not fully materialize; customer concentration and consolidation; loss of one or more key customers; delays or decreases in capital spending in the cable or telco industries; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the market and technology trends underlying our Broadband business will not continue to develop in their current direction or pace; the impact of tariffs and general economic conditions on our sales and operations; the mix of products and services sold in various geographies and the effect it has on gross margins; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; risks associated with our international operations; exchange rate fluctuations of the currencies in which we conduct business; risks associated with our cOS™ product solutions; dependence on various broadband industry trends; inventory management; the lack of timely availability or the impact of increases in the prices of parts or raw materials necessary to produce our products; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; stock repurchases may not be conducted in the timeframe or in the manner we expect, or at all; and the impact on our business of natural disasters. In some cases, you can identify forward-looking statements by terminology such as, “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “believes,” “intends,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2024, our most recent Quarterly Report on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain Non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental Non-GAAP financial measures internally to understand, manage and evaluate our business, establish operating budgets, set internal measurement targets and make operating decisions.

These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Harmonic's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Harmonic's results of operations in conjunction with the corresponding GAAP measures.

The Company believes that the presentation of Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provide useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

The Non-GAAP measures presented here are: Gross profit, operating expenses, income (loss) from operations, non-operating expenses and net income (loss), and net income (loss) per diluted share. The presentation of Non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to Non-GAAP results published by other companies. A reconciliation of the historical Non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements provided with this press release. The Non-GAAP adjustments described below have historically been excluded from our GAAP financial measures.

Our Non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Stock-based compensation - Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We believe that management is limited in its ability to project the impact stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a Non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.

Non-recurring advisory fees - There were non-recurring costs that we excluded from Non-GAAP results relating to professional accounting, tax and legal fees associated with strategic corporate initiatives.

Discrete tax items and tax effect of Non-GAAP adjustments - The income tax effect of Non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into Non-GAAP financial measures in order to provide a more meaningful measure of Non-GAAP net income. This non-recurring adjustment has been excluded from the Company’s non-GAAP tax rate and non-GAAP financial measures, as management believes exclusion of this item provides more meaningful period-to-period comparisons of ongoing operating performance

CONTACTS:

Walter Jankovic	David Hanover
Chief Financial Officer	Investor Relations
Harmonic Inc.	Harmonic Inc.
+1.408.490.6152	+1.212.896.1220

Harmonic Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except par value)

	April 3, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$109,000	$124,105
Accounts receivable, net of allowances for credit losses of $362 and $227 as of April 3, 2026 and December 31, 2025, respectively	83,499	85,935
Inventories	51,200	47,840
Prepaid expenses and other current assets	17,182	12,530
Assets held for sale	224,374	223,961
Total current assets	485,255	494,371
Property and equipment, net	24,670	25,648
Operating lease right-of-use assets	12,746	13,687
Goodwill	60,881	60,900
Deferred income taxes, net	102,050	104,043
Other non-current assets	19,704	19,834
Total assets	$705,306	$718,483
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2,944	$2,944
Accounts payable	34,379	23,093
Deferred revenue	30,265	31,519
Operating lease liabilities	6,413	6,433
Other current liabilities	52,908	48,288
Liabilities to be disposed of	87,334	85,671
Total current liabilities	214,243	197,948
Long-term debt	108,403	109,140
Operating lease liabilities, non-current	13,297	14,664
Other non-current liabilities	14,209	13,485
Total liabilities	350,152	335,237
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 108,478 and 111,186 shares issued and outstanding at April 3, 2026 and December 31, 2025, respectively	108	111
Additional paid-in capital	2,475,698	2,466,177
Accumulated deficit	(2,112,344)	(2,076,406)
Accumulated other comprehensive loss	(8,308)	(6,636)
Total stockholders’ equity	355,154	383,246
Total liabilities and stockholders’ equity	$705,306	$718,483

Harmonic Inc.

Preliminary Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended
	April 3, 2026	March 28, 2025
Revenue:
Appliance and integration	$103,759	$71,525
SaaS and service	17,936	13,353
Total net revenue	121,695	84,878
Cost of revenue:
Appliance and integration	50,858	32,434
SaaS and service	7,222	5,964
Total cost of revenue	58,080	38,398
Total gross profit	63,615	46,480
Operating expenses:
Research and development	20,881	19,664
Selling, general and administrative	22,285	19,780
Total operating expenses	43,166	39,444
Income from operations	20,449	7,036
Interest expense, net	(1,079)	(1,311)
Other income (expense), net	(42)	(621)
Income before income taxes	19,328	5,104
Provision for income taxes	8,103	2,735
Income from continuing operations	11,225	2,369
Income (loss) from discontinued operations, net of tax	(3,916)	3,571
Net income	$7,309	$5,940

Net income (loss) per share:
Basic:
Continuing operations	$0.10	$0.02
Discontinued operations	(0.03)	0.03
Basic net income per share	$0.07	$0.05

Diluted:
Continuing operations	$0.10	$0.02
Discontinued operations	(0.03)	0.03
Diluted net income per share	$0.07	$0.05

Weighted average common shares:
Basic	109,708	116,319
Diluted	110,617	117,021

Harmonic Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands) 4

	Three Months Ended
	April 3, 2026	March 28, 2025
Cash flows from Continuing and Discontinued Operations
Cash flows from operating activities:
Net income	$7,309	$5,940
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,523	2,720
Stock-based compensation	9,811	8,465
Foreign currency remeasurement	1,076	377
Deferred income taxes, net	199	712
Provision for excess and obsolete inventories	586	1,793
Other	44	(19)
Changes in operating assets and liabilities:
Accounts receivable, net	3,206	79,609
Inventories	(4,713)	2,242
Prepaid expenses and other assets	(3,802)	(8,356)
Accounts payable	9,233	(8,820)
Deferred revenues	7,837	3,151
Other liabilities	(1,619)	(4,209)
Net cash provided by operating activities	31,690	83,605
Cash flows from investing activities:
Purchases of property and equipment	(1,399)	(1,872)
Net cash used in investing activities	(1,399)	(1,872)
Cash flows from financing activities:
Proceeds from long-term debt	55,000	—
Repayment of long-term debt and other borrowings	(55,750)	(500)
Repurchase of common stock	(42,951)	(36,079)
Proceeds from common stock issued to employees	3,089	3,056
Taxes paid related to net share settlement of equity awards	(3,937)	(2,551)
Net cash used in financing activities	(44,549)	(36,074)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(836)	1,590
Net increase (decrease) in cash and cash equivalents and restricted cash	(15,094)	47,249
Cash and cash equivalents and restricted cash at beginning of period (1)	124,461	101,789
Cash and cash equivalents and restricted cash at end of period	$109,367	$149,038

Cash and cash equivalents and restricted cash at end of period
Cash and cash equivalents	$109,000	$148,708
Restricted cash included in other current assets	367	330
Total cash, cash equivalents and restricted cash as shown in the condensed consolidated statement of cash flows	$109,367	$149,038

(1) Restricted cash included in other current assets was $356 and $332 as of December 31, 2025 and 2024, respectively.

Harmonic Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended
	April 3, 2026	March 28, 2025
Supplemental cash flow disclosure:
Income tax payments, net	$24	$1,138
Interest payments, net	$879	$1,686
Supplemental schedule of non-cash investing activities:
Capital expenditures incurred but not yet paid	$383	$1,064

Harmonic Inc.

Preliminary GAAP Revenue Information

(Unaudited, in thousands, except percentages)5

	Three Months Ended
	April 3, 2026		December 31, 2025		March 28, 2025
Geography
Americas	$106,430	87%	$85,224	87%	$75,023	88%
EMEA	10,459	9%	9,781	10%	8,620	10%
APAC	4,806	4%	3,230	3%	1,235	2%
Total	$121,695	100%	$98,235	100%	$84,878	100%

Customer
Top 2 customers (1)	$71,101	58%	$56,367	57%	$56,503	67%
Rest-of-Market	50,594	42%	41,868	43%	28,375	33%
Total	$121,695	100%	$98,235	100%	$84,878	100%

(1) Based on largest subscriber footprint

Harmonic Inc.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended April 3, 2026
	Revenue	Gross Profit	Total Operating Expense	Operating Profit	Total Non-operating Expense, net	Net Income
GAAP	$121,695	$63,615	$43,166	$20,449	$(1,121)	$11,225
Stock-based compensation	—	265	(5,299)	5,564	—	5,564
Discrete tax items and tax effect of Non-GAAP adjustments	—	—	—	—	—	2,004
Total adjustments	—	265	(5,299)	5,564	—	7,568
Non-GAAP	$121,695	$63,880	$37,867	$26,013	$(1,121)	$18,793
As a % of revenue (GAAP)		52.3%	35.5%	16.8%	(0.9)%	9.2%
As a % of revenue (Non-GAAP)		52.5%	31.1%	21.4%	(0.9)%	15.4%
Diluted net income per share:
GAAP						$0.10
Non-GAAP						$0.17
Shares used in per share calculation:
GAAP and Non-GAAP						110,617

	Three Months Ended December 31, 2025
	Revenue	Gross Profit	Total Operating Expense	Operating Profit	Total Non-operating Expense, net	Net Income
GAAP	$98,235	$46,180	$42,412	$3,768	$(444)	$219
Stock-based compensation	—	218	(5,594)	5,812	—	5,812
Discrete tax items and tax effect of Non-GAAP adjustments	—	—	—	—	—	1,186
Total adjustments	—	218	(5,594)	5,812	—	6,998
Non-GAAP	$98,235	$46,398	$36,818	$9,580	$(444)	$7,217
As a % of revenue (GAAP)		47.0%	43.2%	3.8%	(0.5)%	0.2%
As a % of revenue (Non-GAAP)		47.2%	37.5%	9.8%	(0.5)%	7.3%
Diluted net income per share:
GAAP						$0.00
Non-GAAP						$0.06
Shares used in per share calculation:
GAAP and Non-GAAP						112,995

Harmonic Inc.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended March 28, 2025
	Revenue	Gross Profit	Total Operating Expense	Operating Profit	Total Non-operating Expense, net	Net Income
GAAP	$84,878	$46,480	$39,444	$7,036	$(1,932)	$2,369
Stock-based compensation	—	260	(4,757)	5,017	—	5,017
Discrete tax items and tax effect of Non-GAAP adjustments	—	—	—	—	—	611
Total adjustments	—	260	(4,757)	5,017	—	5,628
Non-GAAP	$84,878	$46,740	$34,687	$12,053	$(1,932)	$7,997
As a % of revenue (GAAP)		54.8%	46.5%	8.3%	(2.3)%	2.8%
As a % of revenue (Non-GAAP)		55.1%	40.9%	14.2%	(2.3)%	9.4%
Diluted net income per share:
GAAP						$0.02
Non-GAAP						$0.07
Shares used in per share calculation:
GAAP and Non-GAAP						117,021

	Three Months Ended			Three Months Ended
	April 3, 2026			March 28, 2025
	Continuing Operations	Discontinued Operations	Total Company	Continuing Operations	Discontinued Operations	Total Company
Net income (loss) - GAAP	$11,225	$(3,916)	$7,309	$2,369	$3,571	$5,940
Stock-based compensation	5,564	4,246	9,810	5,017	3,448	8,465
Non-recurring advisory fees	—	3,984	3,984	—	—	—
Discrete tax items and tax effect of Non-GAAP adjustments	2,004	(220)	1,784	611	(1,629)	(1,018)
Total adjustments	7,568	8,010	15,578	5,628	1,819	7,447
Net income - Non-GAAP	$18,793	$4,094	$22,887	$7,997	$5,390	$13,387
As a % of revenue (GAAP)	9.2%	(7.8)%	4.3%	2.8%	7.4%	4.5%
As a % of revenue (Non-GAAP)	15.4%	8.2%	13.3%	9.4%	11.2%	10.1%

Diluted net income (loss) per share:
GAAP	$0.10	$(0.03)	$0.07	$0.02	$0.03	$0.05
Non-GAAP	$0.17	$0.04	$0.21	$0.07	$0.04	$0.11

Shares used in per share calculation:
GAAP and Non-GAAP	110,617	110,617	110,617	117,021	117,021	117,021

Harmonic Inc.

GAAP to Non-GAAP Reconciliations on Financial Guidance for Continuing Operations (Unaudited)(1)

(In millions, except percentages and per share data)6

	Q2 2026 Financial Guidance
	Revenue			Gross Profit			Total Operating Expense			Operating Profit			Net Income
GAAP	$115	to	$125	$60	to	$66	$42	to	$43	$18	to	$23	$11	to	$15
Stock-based compensation		—			—			(5)			5			5
Tax effect of Non-GAAP adjustments		—			—			—			—		—	to	1
Total adjustments		—			—			(5)			5		5	to	6
Non-GAAP	$115	to	$125	$60	to	$66	$37	to	$38	$23	to	$28	$16	to	$21
As a % of revenue (GAAP)				52.0%	to	53.0%	36.5%	to	34.4%	15.7%	to	18.4%	9.6%	to	12.0%
As a % of revenue (Non-GAAP)				52.0%	to	53.0%	32.2%	to	30.4%	20.0%	to	22.4%	13.9%	to	16.8%
Diluted net income per share:
GAAP													$0.10	to	$0.14
Non-GAAP													$0.15	to	$0.19
Shares used in per share calculation:
GAAP and Non-GAAP													109.1

	FY 2026 Financial Guidance
	Revenue			Gross Profit			Total Operating Expense			Operating Profit			Net Income
GAAP	$475	to	$495	$237	to	$254	$173	to	$176	$64	to	$78	$40	to	$50
Stock-based compensation		—			1			(22)			23			23
Total adjustments		—			1			(22)			23		23	to	23
Non-GAAP	$475	to	$495	$238	to	$255	$151	to	$154	$87	to	$101	$63	to	$73
As a % of revenue (GAAP)				49.9%	to	51.3%	36.4%	to	35.6%	13.5%	to	15.8%	8.4%	to	10.1%
As a % of revenue (Non-GAAP)				50.0%	to	51.5%	31.8%	to	31.1%	18.3%	to	20.4%	13.2%	to	14.8%
Diluted net income per share:
GAAP													$0.36	to	$0.45
Non-GAAP													$0.57	to	$0.67
Shares used in per share calculation:
GAAP and non-GAAP													110.0

(1) Components may not sum to total due to rounding.